Exhibit 99.1

FARO Reports Third Quarter 2011 Sales Growth of 43.1% and EPS Growth of 171.4%

LAKE MARY, FL, November 2, 2011 — FARO Technologies, Inc. (NASDAQ: FARO) today announced results for the quarter ended October 1, 2011. Sales in the third quarter of 2011 increased 43.1%, to $64.8 million, from $45.3 million in the third quarter of 2010. The Company reported net income increased by 176% to $6.4 million, or $0.38 per share, in the third quarter of 2011, from $2.3 million, or $0.14 per share, in the third quarter of 2010.

New order bookings for the third quarter of 2011 were $60.2 million, an increase of $13.4 million, or 28.6%, compared to $46.8 million in the third quarter of 2010.

“Despite challenging economies in several major regions, worldwide demand for FARO’s solutions remains strong, demonstrated by our 43% growth in sales in the quarter. The Americas grew by 43.7%, Europe grew by 53.0%, and Asia grew by 27.4%,” stated Jay Freeland, FARO’s President and CEO. “We had solid revenue growth in all major product lines. In particular, the Focus Laser Scanner had exceptional growth, as sales of this highly disruptive product continued to exceed our expectations. In the third quarter, we increased production capacity and significantly reduced our backlog of laser scanner orders. We now expect to quote and deliver laser scanners within FARO’s standard delivery cycle to meet continued demand growth.”

Gross margin for the third quarter of 2011 was 56.1%, compared to 58.3% in the third quarter of 2010 and sequentially flat with Q2 2011, the result of proportionately higher laser scanner sales relative to the Company’s historical product mix.

The Company’s operating margin for the third quarter increased to 15.4%, compared with 6.3% in the third quarter of 2010. The increase was driven by a combination of continued cost containment and substantial operating leverage on the Company’s cost structure.

“We had an exceptional third quarter with 171% EPS growth on a 43% increase in sales. Demand in all end markets continues to be strong. Equally important, our business model is generating excellent operating leverage from the incremental sales of the Focus Laser Scanner and other FARO products,” Freeland concluded.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties, such as statements about FARO’s focus, plans and strategies, and product releases, and its future operating results and financial condition. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “intend,” “believe,” “will,” “expect” and similar expressions or discussions of our strategy or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	development by others of new or improved products, processes or technologies that make the Company’s products obsolete or less competitive;

•	delays in the introduction of new products by the Company;

•	production delays caused by shortages of raw materials incorporated in the Company’s products;

•	the cyclical nature of the industries of the Company’s customers and material adverse changes in customers’ access to liquidity and capital;

•

declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financing conditions;

•	fluctuations in the Company’s annual and quarterly operating results and the inability to achieve its financial operating targets;

•

risks associated with expanding international operations, such as fluctuations in currency exchange rates, difficulties in staffing and managing foreign operations, political and economic instability, compliance with import and export regulations, and the burdens and potential exposure of complying with a wide variety of U.S. and foreign laws and labor practices;

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About FARO

With over 26,000 installations and 13,000 customers globally, FARO Technologies, Inc. designs, develops, and markets portable, computerized measurement and imaging devices and software used to create digital models — or to perform evaluations against an existing model — for anything requiring highly detailed 3-D measurements, including part and assembly inspection, factory planning and asset documentation, as well as specialized applications ranging from surveying, recreating accident sites and crime scenes to digitally preserving historical sites.

FARO’s technology increases productivity by dramatically reducing the amount of on-site measuring time, and the various industry-specific software packages enable users to process and present their results quickly and more effectively.

Principal products include the world’s best-selling portable measurement arm — the FaroArm; the world’s best-selling laser tracker — the FARO Laser Tracker X and Xi; the FARO Laser ScanArm; FARO Focus 3D Laser Scanner; the FARO Gage, Gage-PLUS and PowerGAGE; and the CAM2 Q family of advanced CAD-based measurement and reporting software. FARO Technologies is ISO-9001 certified and ISO-17025 laboratory registered.

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FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended		Nine Months Ended
(in thousands, except share and per share data)	Oct 1, 2011	Oct 2, 2010	Oct 1, 2011	Oct 2, 2010

SALES
Product	$54,032	$36,725	$146,682	$107,875
Service	10,775	8,561	30,402	25,385

Total Sales	64,807	45,286	177,084	133,260

COST OF SALES
Product	21,605	12,901	56,527	36,796
Service	6,813	6,002	20,380	17,602

Total Cost of Sales (exclusive of depreciation and amortization, shown separately below)	28,418	18,903	76,907	54,398

GROSS PROFIT	36,389	26,383	100,177	78,862

OPERATING EXPENSES:
Selling	14,696	11,707	44,157	34,969
General and administrative	6,424	7,201	19,931	19,476
Depreciation and amortization	1,711	1,779	5,047	4,834
Research and development	3,591	2,850	11,037	8,836

Total operating expenses	26,422	23,537	80,172	68,115

INCOME FROM OPERATIONS	9,967	2,846	20,005	10,747

OTHER (INCOME) EXPENSE
Interest income	(19)	(38)	(84)	(83)
Other expense (income), net	780	(544)	775	1,800
Interest expense	2	2	33	31

INCOME BEFORE INCOME TAX EXPENSE	9,204	3,426	19,281	8,999

INCOME TAX EXPENSE	2,775	1,098	5,376	2,770

NET INCOME	$6,429	$2,328	$13,905	$6,229

NET INCOME PER SHARE - BASIC	$0.39	$0.14	$0.85	$0.39

NET INCOME PER SHARE - DILUTED	$0.38	$0.14	$0.83	$0.38

Weighted average shares - Basic	16,609,005	16,160,378	16,435,337	16,144,366

Weighted average shares - Diluted	16,849,282	16,270,741	16,788,776	16,292,938

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	Oct 1, 2011 (unaudited)	December 31, 2010
ASSETS
Current Assets:
Cash and cash equivalents	$54,345	$50,722
Short-term investments	64,995	64,986
Accounts receivable, net	50,670	51,862
Inventories, net	49,299	28,242
Deferred income taxes, net	4,349	4,455
Prepaid expenses and other current assets	10,713	8,045

Total current assets	234,371	208,312

Property and Equipment:
Machinery and equipment	28,217	24,840
Furniture and fixtures	6,005	5,700
Leasehold improvements	10,151	9,682

Property and equipment at cost	44,373	40,222
Less: accumulated depreciation and amortization	(28,298)	(24,982)

Property and equipment, net	16,075	15,240

Goodwill	18,998	19,015
Intangible assets, net	6,978	7,204
Service inventory	15,683	13,726
Deferred income taxes, net	2,520	2,522

Total Assets	$294,625	$266,019

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$11,647	$12,025
Accrued liabilities	16,633	15,208
Income taxes payable	391	1,138
Current portion of unearned service revenues	15,010	13,357
Customer deposits	2,490	3,679
Current portion of obligations under capital leases	25	91

Total current liabilities	46,196	45,498
Unearned service revenues - less current portion	8,785	6,758
Deferred tax liability, net	1,160	1,161
Obligations under capital leases - less current portion	156	125

Total Liabilities	56,297	53,542

Shareholders’ Equity:
Common stock - par value $.001, 50,000,000 shares authorized; 17,306,911 and 16,894,374 issued; 16,626,676 and 16,214,139 outstanding, respectively	17	17
Additional paid-in capital	167,491	156,310
Retained earnings	71,889	57,983
Accumulated other comprehensive income	8,006	7,242
Common stock in treasury, at cost - 680,235 shares	(9,075)	(9,075)

Total Shareholders’ Equity	238,328	212,477

Total Liabilities and Shareholders’ Equity	$294,625	$266,019

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
(in thousands)	Oct 1, 2011	Oct 2, 2010
CASH FLOWS FROM:
OPERATING ACTIVITIES:
Net income	$13,905	$6,229
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,047	4,834
Compensation for stock options and restricted stock units	2,042	1,799
Provision for bad debts	1,620	1,638
Deferred income tax expense	111	1,210
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(460)	(2,548)
Inventories, net	(23,682)	(5,141)
Prepaid expenses and other current assets	(2,707)	(3,455)
Income tax benefit from exercise of stock options	(1,412)	(27)
Increase (decrease) in:
Accounts payable and accrued liabilities	1,068	4,197
Income taxes payable	597	(318)
Customer deposits	(1,116)	444
Unearned service revenues	3,593	923

Net cash (used in) provided by operating activities	(1,394)	9,785

INVESTING ACTIVITIES:
Purchases of property and equipment	(3,370)	(2,533)
Payments for intangible assets	(646)	(574)

Net cash used in investing activities	(4,016)	(3,107)

FINANCING ACTIVITIES:
Proceeds from notes payable	—	2,490
Payments on notes payable	—	(2,490)
Payments on capital leases	(140)	(60)
Income tax benefit from exercise of stock options	1,412	27
Proceeds from issuance of stock, net	7,727	380

Net cash provided by financing activities	8,999	347

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	34	2,522

INCREASE IN CASH AND CASH EQUIVALENTS	3,623	9,547

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,722	35,078

CASH AND CASH EQUIVALENTS, END OF PERIOD	$54,345	$44,625